APPLICATION FOR            AMERITAS LIFE INSURANCE CORP.                  1010-L
VARIABLE UNIVERSAL      (HEREINAFTER REFERRED TO AS ALIC)
LIFE (LL-VUL)                    ONE AMERITAS WAY
                                  P.O. BOX 81889
Part 1                       LINCOLN,  NE 68501-1889
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Instructions: Please print clearly in black ink.  This form will be photocopied.
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1  INSURED
   If no policy owner      _________________________  __________________________
   is specified in         Name: Last/First/MI        Social Security #
   section 2, the
   Insured will be         _________________________  __________________________
   the policy owner.       Address                    Date of Birth: mo. day yr.

                           _________________________  __________________________
                           City/State/Zip             Birthplace (State)

                           _________________________  [ ] Male [ ] Female
                           Occupation       Employer
                           Is this insurance part of
                           an employer-sponsored plan?   [ ] Yes   [ ] No
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2  POLICY OWNER
   Complete only if       _________________________ ____________________________
   different from         Full Name                 Social Security #/Tax ID #
   the Insured.
                          _________________________ ____________________________
   (IF A TRUST, GIVE      Relationship to Insured   Date of Birth:  mo. day  yr.
   TRUSTEE, TRUST NAME
   & TRUST DATE)          _________________________
                          Occupation      Employer  ____________________________
                                                    Trust Date:     mo. day  yr.


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3  MAILING ADDRESS        ______________________________________________________
   OF OWNER               Address
   All notices will be    ______________________________________________________
   sent to this address.  City/State/Zip
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4  BENEFICIARY
   Unless otherwise       _________________________ ____________________________
   indicated, multiple    Primary                   Relationship to Insured
   beneficiaries shall
   be paid equally or     _________________________ ____________________________
   to the survivor(s).    Contingent                Relationship to Insured
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5  DEATH BENEFIT     Amount of Insurance $ _____    Death Benefit Option
                                                    (select only one)
                                                    [] Option A (DEATH BENEFIT
                                                       IS THE AMOUNT OF
                                                       INSURANCE)
                                                    [] Option B (DEATH BENEFIT
                                                       IS THE AMOUNT OF
                                                       INSURANCE PLUS THE
                                                       ACCUMULATION VALUE)
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6  TOBACCO USE      Has the Proposed Insured smoked one or   [ ] Yes [ ] No
                    more cigarettes in the past twelve months?

                    Has the Proposed Insured used any form   [ ]Yes  [ ] No
                    of tobacco in the past twelve months?

                   (IF YES, PLEASE EXPLAIN THE TYPE OF USE AND FREQUENCY)

                    ____________________________________________________________
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7  OPTIONAL RIDERS  [] Waiver of Monthly        [] Children's Protection Rider
                       Deductions
                    [] Payor Waiver of Monthly  [] Guaranteed Insurability
                       Deductions (ONLY IF         Option (ONLY IF INSURED IS
                       INSURED IS AGE 14 &         AGE 37 & UNDER)
                       UNDER)                   $ ______________________________
                    [] _______________________    Election Amount (MIN. $25,000,
                                                                   MAX. $50,000)

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8  PREMIUM          [] Annual [] Semi-Annual [] Quarterly     [] Monthly Bank
   MODE             [] Single $ _______  [] Payroll Deduction    Draft*
   Please select                                              (COMPLETE THE
   which frequency                                            AUTOMATIC BANK
   you would like to                                          DRAFT SECTION
   make payments.                                             FOUND ON THE
                                                              OPTIONAL PROGRAMS
                                                              PAGE)

                    []1035 Exchange $___ from _______________ (COMPLETE ABSOLUTE
                                             (NAME OF COMPANY) ASSIGNMENT FORM
                                                               INCLUDED IN
                                                               BOOKLET)

                    Planned Modal Premium $___ Initial Premium (paid with
                                                  application $ ________________

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    ALL PREMIUM CHECK MUST BE MADE PAYABLE TO AMERITAS LIFE INSURANCE CORP.
   DO NOT LEAVE THE PAYEE BLANK OR MAKE CHECK PAYABLE TO THE REPRESENTATIVE.

                                                                         041197P
LL-VUL REV. 10-96                                              Page 1 of 4 Pages

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

9  ALLOCATION            VANGUARD                         NEUBERGER & BERMAN                       BERGER
   Whole          VARIABLE INSURANCE FUND              ADVISORS MANAGEMENT TRUST         INSTITUTIONAL PRODUCTS TRUST
   percentages
   only, must    Money Market         ______%      Limited Maturity Bond ________%    IPT-100 Fund          ________%
   total 100%.   High Grade Bond      ______%      Balanced              ________%    IPT Small Co. Growth Fund ____%
                 High Yield Bond      ______%      Partners              ________%    ______________________________%
                 Balanced             ______%      Growth                ________%    ______________________________%
                 Equity Income        ______%      ______________________________%    ______________________________%
                 Equity Index         ______%      ______________________________%                ALIC
                 Growth               ______%      ______________________________%    Fixed Account ________________%
                 Small Company Growth ______%      ______________________________%
                 International        ______%      ______________________________%    Total______________________100%

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10 TELEPHONE         I  hereby  authorize  and  direct  ALIC  to  make allowable
   AUTHORIZATION     transfers  of   funds  or   reallocation  of  net  premiums
                     among available subaccounts or to complete other  financial
   Unless waived,    transactions as may be allowed  by  the  ALIC  at the  time the policy owner  of  request, based  upon  instructions  received  from  the
   will have         Policy  Owner  by   phone.   ALIC  will   not   be   liable
   automatic         for following instructions communicated  by  telephone that
   telephone         it reasonably believes to be genuine.    ALIC  will  employ
   transfer          reasonable   procedures,   including  requiring  the policy
   authorization.    number  to  be stated, tape recording all instructions, and
                     mailing written confirmations.  If  ALIC    does not employ
                     reasonable   procedures   to   confirm  that   instructions
                     communicated  by telephone are genuine, ALIC may  be liable
                     for  any  losses   due   to   unauthorized  or   fraudulent
                     instructions.

                     I understand: a) all telephone transactions will be recorded; and b) this authorization will continue to be in force until the earlier of (1) written revocation by the Policy Owner is received by ALIC or (2) ALIC discontinues this privilege.

                     [] I elect NOT to have telephone transfer authorization.

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11 EXISTING LIFE                      YEAR         TYPE OF
   INSURANCE           AMOUNT       PURCHASED      POLICY       NAME OF COMPANY

   List all life  a. ___________    __________   ___________  __________________
   insurance
   existing on    b. ___________    __________   ___________  __________________
   life of
   Insured. (If   c. ___________    __________   ___________  __________________
   "None" so
   state)

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12 REPLACEMENT      Will the proposed policy replace or change any   [] YES []NO
                    existing annuity or insurance policy?
                   (IF YES, PLEASE NOTE BELOW WHICH OF THE COVERAGES
                    LISTED IN Q.11 ABOVE ARE INTENDED TO BE REPLACED.
                    IF AN ANNUITY IS BEING REPLACED, PROVIDE COMPANY
                    NAME AND YEAR ISSUED.)

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13 OTHER            a. Has any company declined, postponed,          []Yes [] No
   COVERAGE            modified, cancelled or refused to renew,
                       reinstate or issue insurance on the life
   Please explain      of the Proposed Insured? (IF YES, PLEASE
   any yes answers.    EXPLAIN)

                       _____________________________________________
                       NAME OF COMPANY                   REASON

                    b. Is any other life insurance application       []Yes [] No
                       now pending or contemplated for the
                       Proposed Insured with any other company?
                       (IF YES, PLEASE EXPLAIN)

                       _____________________________________________
                       NAME OF COMPANY

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14  OTHER           Has the Proposed Insured:
    INFORMATION
                    a.  Been charged with a driving violation,       []Yes [] No
    Please explain      had their licensed suspended or had any
    any yes answers.    restriction placed on their license within
                        the past 5 years?

                        (IF YES, GIVE DRIVER'S LICENSE
                        NUMBER) __________  STATE OF ISSUE ________

                    b.  Participated in any vehicle racing,          []Yes [] No
                        parachuting, hang gliding, scuba diving
                        or rodeos within the past 2 years, or is any such activity comtemplated?

                    c.  Flown within the past 3 years as a pilot,    []Yes [] No
                        student pilot, crew member or had any
                        flying duties or is any such activity
                        contemplated?

                    d.  Contemplate travel or residence in a         []Yes [] No
                        foreign county in the near future?
                        (IF SO, WHERE) _________________________

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LL-VUL REV. 10-96                  Page 2 of 4 Pages

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15 HEALTH HISTORY   Please  provide  the  name  and  complete  address  of  the
   Answer the       physician or medical center who would have the most current
   following        and complete medical records for the Proposed Insured.
   questions
   regarding the    Name of personal physician/medical center__________________
   Proposed Insured.                                         (IF NONE, SO STATE)
                    Address____________________________________________________
   Use Section 18            STREET          CITY           STATE          ZIP
   or attach a
   separate sheet   Reason last consulted ___________ Date ____________________
   if necessary     What treatment was given or medication prescribed? ________
   to explain
   "yes" answers.   Has the Proposed Insured: (IF YES, PLEASE EXPLAIN)

   NORTH CAROLINA 1. Ever been treated by a physician or other health care RESIDENTS DO NOT professional in the last ten years for any of the
   RESPOND TO          following: Heart trouble, stroke, heart murmur, elevated
   QUESTION 15.5.      blood pressure, lung or respiratory disorder, tumor,
                       cancer, digestive disorder, diabetes, nervous or mental
   MAINE RESIDENTS,    disorder? (EXPLAIN)                        []Yes   [] No
   YOU MAY ANSWER   2. Consulted a physician or been examined or treated at a
   QUESTION 2. "NO"   hospital or other medical facility in the last five
   IF YOU HAVE         years?                                     []Yes   [] No
   TESTED POSITIVE  3. Ever used narcotics, barbiturates, amphetamines,
   FOR HIV AND         cocaine, LSD, marijuana or hallucinogenic
   HAVE NOT            drugs? (EXPLAIN)                           []Yes   [] No
   DEVELOPED        4. Ever received counseling or treatment for the use
   SYMPTOMS OF THE     of alcohol or drugs? (EXPLAIN)             []Yes   [] No
   DISEASE AIDS.    5. Ever been a member of any support group for the use of
                       alcohol or drugs? (EXPLAIN)                []Yes   [] No

                       Exact Height ____ ft.____in.    Exact Weight________lbs.

                       [] Gained  [] Lost_________ pounds in past year.
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16 SUITABILITY    a. Annual income from occupation $___
   INFORMATION    b. Annual income from other
                     sources                       $___ Indicate source(s)______
   Questions a.   c. Projected income for next         (DIVIDENDS, RENTAL INCOME
   through e.        12 months                          INTEREST, ETC.)
   and the        d. Estimated net worth
   Investment        (excluding home)              $___
   Objectives/    e. Tax Bracket                   ____
   Risk Tolerance
   section apply  Investment Objectives   Risk Tolerance
   to the         ---------------------   --------------    (MULTIPLE INVESTMENT
   Applicant                                                 OBJECTIVES  MAY  BE
   (Policy Owner) ____ Long Term Gain     ___ Low Risk       SELECTED AND RANKED
   if different   ____ Short Term Gain    ___ Medium Risk    EQUALLY.  FOR  RISK
   from the       ____ Income             ___ Speculative    TOLERANCE,   PLEASE
   Proposed       ____ Tax Advantaged     ___ High Risk      RANK 1 = HIGH)
   Insured.       ____ Safety of
                       Principal

                  Has the Proposed Insured used a different
                  name within the last five years?
                  (IF YES, LIST NAMES) ___________________________ []Yes   [] No
                  Is the Proposed Insured a citizen of the
                  United States? _________________________________ []Yes   [] No
                  If the Proposed Insured is a juvenile, are all
                  brothers and sisters (if any) insured for
                  an amount equal to or greater than this child?
                  (IF NO, EXPLAIN)________________________________ []Yes   [] No
                  If the Proposed Insured is a juvenile, what is
                  the total amount of life insurance in force
                  on the parent(s)?                                $____________

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17 TELEPHONE      Home Phone: ( )___________  Best time to call: [] a.m. [] p.m.
   INTERVIEW      Business Phone: ( )_______                     [] a.m. [] p.m.

   To expidite    If there are not the phone numbers of the
   the            Proposed Insured, who will be contacting?
   underwriting
   process, we    ________________________________________  ____________________
   may contact                     (NAME)                      (RELATIONSHIP)
   you for a
   personal       (SHOW ANY UNUSUAL NAME PRONUNCIATION PHONETICALLY)____________
   history
   interview.
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18 SPECIAL
   INSTRUCTIONS





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19 ENDORSEMENTS/   No change  in  the  amount,  plan, classification or benefits
   CORRECTIONS     will be effective unless agreed  to  in writing by the owner.
                   This space will not be used in MD, PA, WV or any other state if not allowed by Statute or Insurance Dept. Regs.
   Home Office
   Use Only

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LL-VUL REV. 10-96                Page 3 of 4 Pages
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20 AGREEMENTS        I AGREE AS FOLLOWS:
                     1. Any policy including any endorsements issued as a result
NOTE FOR KENTUCKY       of this application will, with this application  and any
AND OHIO RESIDENTS:     supplemental   applications,  be  the  entire  insurance
Any person who,         contract.
with intent to       2. No agent,  broker or  medical examiner can: a) waive the
defraud or knowing      answers to any questions in this application; b) make or
that he is              change any insurance contract; or c) waive any rights or
facilitating a          rules of ALIC.
fraud against an     3. EXCEPT AS SPECIFIED OTHERWISE IN A RECEIPT PROVIDED UPON
insurer, submits        A  PAYMENT  OF  PREMIUM  AT  THE  TIME  OF  APPLICATION,
an application          INSURANCE  WILL  NOT  BE   EFFECTIVE  UNTIL  ALL  OF THE
or files a claim        FOLLOWING ARE MET: A)  THE  POLICY  ISSUED  BY  ALIC  IS
containing a false      DELIVERED TO AND ACCEPTED BY THE APPLICANT; B) THE FIRST
or deceptive            FULL PREMIUM IS PAID.
statement is         4. ALIC  may  change  this  application  by  an appropriate
guilty of               notation   in    the   space  marked   "Endorsements and
insurance fraud.        Corrections":  a) to   correct   apparent    errors   or
                        omissions;  and b) to  conform  it with any policy rider
                        that  may  be  issued.  No  change  will  be made in the
                        following  without  the  applicant's written consent: a)
                        amount    of    insurance;    b) plan    of   insurance;
                        c) classification of risks; or d) benefits.   Acceptance
                        of any policy issued under this application ratifies any
                        amendments.
                     5. I  UNDERSTAND  THAT: A) THE  AMOUNT  AND DURATION OF THE
                        DEATH BENEFIT MAY VARY WITH INVESTMENT EXPERIENCE, LOANS
                        AND OTHER SPECIFIED CONDITIONS; B) POLICY  VALUES NOT IN
                        THE  FIXED  ACCOUNT   WILL   INCREASE  OR   DECREASE  IN
                        ACCORDANCE   WITH   THE    EXPERIENCE  OF   THE SELECTED
                        INVESTMENT   OPTIONS  OF   THE  SEPARATE ACCOUNT; C) THE
                        AMOUNT  OF   THE  BENEFIT  PAYABLE  ON  SURRENDER IS NOT
                        GUARANTEED, BUT  IS  DEPENDENT  ON  THE  THEN  SURRENDER
                        VALUE;  D) ILLUSTRATIONS  OF  BENEFITS,  INCLUDING   THE
                        DEATH BENEFIT, ARE  AVAILABLE  UPON REQUEST; AND E) THIS
                        POLICY MEETS MY INVESTMENT  OBJECTIVES  AND  ANTICIPATED
                        FINANCIAL NEEDS.
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21 DISCLOSURES       I hereby acknowledge receipt of the current prospectus, and any supplements, for this policy.
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22 AUTHORIZATION     I authorize any licensed physician,  medical  practitioner,
   This authoriza-   hospital,  clinic  or  other    medically related  facility
   tion or a photo-  insurance company, Equifax  or any information  service  or
   copy of it, shall financial   institution,  family  member, or  associate  to
   remain valid for  release  to  ALIC  or  any  person  or entity acting on its
   use by ALIC for   behalf, any  personal  information which  is  on  file  and
   two (2) years     relates  to  my/our health  or  mental  condition,  general
   from the date     character  driving records, use  of  alcohol and drugs, and
   below.            hobbies of a hazardous nature.

                     In  addition,  I  authorize  the Medical Information Bureau
                     (MIB) to release to  ALIC or its reinsurers, any   personal
                     information which is on file and relates to me/us.

                     I also agree that I  have received  and read the "Notice of
                     ALIC's   Insurance   Information   Practices,"   MIB    and
                     Investigative Consumer Reports.  I  also understand that my authorized representative and I can receive a copy  of this authorization if we so desire.
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23 SUBSTITUTE W-9    I  certify  under  penalty of perjury that:  1) the  number
   CERTIFICATION     shown on this  form is my correct  taxpayor  identification number (or I am waiting for a number to be issued  to  me);
                     and  2) I am not subject  to  backup  withholding  because:
                     a) I am exempt  from  backup withholding, or  b) I have not been  notified  by  the  Internal Revenue Service that I am subject to backup withholding  as  a result of a failure to report  all  interest  or  dividends,  or  c)  the  IRS has
                     notified  me  that  I  am  no  longer  subject  to   backup
                     withholding.

                     You must cross out item 2 if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.

                     THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR  CONSENT
                     TO   ANY  PROVISION  OF  THIS  DOCUMENT  OTHER   THAN   THE
                     CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.
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24 SIGNATURES        I represent to the best of my knowledge and belief that all statements and answers to this application are complete and true.

                     Dated at (City, State) ____________On this Date____________

                     X ________________________   X ____________________________
                       Signature of Proposed        Signature of Policy Owner
                       Insured (Parent or           if NOT Proposed Insured,
                       Guardian if Juvenile)        Parent or Guardian.  (If a
                                                    Corporation or Trust, show
                                                    full name)

                     X _________________________________________________________
                       Signature(s) and Title of Officer or Trustee(s)
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25 REPRESENTATIVE'S/ Do  you  have  any  knowledge  or  reason  to believe  that
   AGENT'S           replacement of existing insurance or annuity  coverage  may
   STATEMENT         be involved?                                   []Yes [] No

Policy Delivery: I certify that: (1) the information provided by the owner --------------- has been accurately recorded; (2) a current prospectus and Send to: []Owner all supplements were delivered; and (3) I have reasonable
         []Repre-    grounds to recommend the purchase of the policy as suitable
         sentative   or the owner.
If not completed,
policy will be       ___________________________________________________________
mailed to owner.     Signature of Registered Representative/Agent

Medical Requirements __________________________________________________________
-------------------- Representative/Agent Name (PLEASE PRINT)         Code
[] Representative
   to order          ___________________________________________________________
[] Home Office to    Agency or Broker/Dealer (PLEASE PRINT)           Code
   order
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LL-VUL REV. 10-96                    Page 4 of 4 Pages                B/D Review